Exhibit 3.5

State of Delaware	PAGE 1

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “EMERA US HOLDINGS INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 2001, AT 12 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State

3402894 8100	AUTHENTICATION:	1190050

010286420	DATE:	06-14-01

JUN-14-2001 10:55	CT CORPORATION	7137591950 P.03/08
STATE OF DELAWARE
SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 06/14/2001 010286420 – 3402894

CERTIFICATE OF INCORPORATION

OF

Emera US Holdings Inc.

THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Title 8, Chapter 1 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

Article I

Name

1. The name of the corporation (hereinafter called the “Corporation”) is:

Emera US Holdings Inc.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article II

Purpose

1 The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

2. The Corporation shall have perpetual existence.

Article III

Capital Stock

The total number of shares which the Corporation shall have authority to issue is 10,000 shares of Common Stock with a par value of $0.10 per share.

Article IV

Board of Directors

1. The number and qualifications of directors constituting the Board of Directors of the Corporation shall be fixed or determined in the manner provided in the Bylaws of the Corporation. The number of directors may be increased or decreased from time to time in the manner provided in the Bylaws, except that no decrease shall have the effect of shortening the

JUN-14-2001 10:56	CT CORPORATION	7137591950 P.04/08

term of any incumbent director. In the absence of a Bylaw providing for the number of directors, or should the Corporation fail to determine the number of directors in the manner provided in the Bylaws, the number shall be the same as the number of directors constituting the initial Board of Directors.

2. The initial Board of Directors shall consist of one (1) member. The name and address of the initial director of the Corporation is:

Name	Address
A. Michael Burnell	Tate & Foss Office Building 566 Washington Road Rye, NH 03870

3. To the fullest extent now or hereafter permitted by law, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for a transaction from which the director received an improper benefit. Any repeal or modification of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

4. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Corporation Law.

5. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

JUN-14-2001 10:56	CT CORPORATION	7137591950 P.05/08

Article V

Incorporator

The name and address of the incorporator of the Corporation is:

Name	Address
George T. Lee III	LeBoeuf, Lamb, Greene & MacRae, L.L.P. 1000 Louisiana, Suite 1400 Houston, Texas 77002-5009

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of June, 2001.

/s/ George T. Lee III
George T. Lee III
Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 11:21 AM 12/09/2020 FILED 11:21 AM 12/09/2020 SR 20208598893 – File Number 3402894

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Emera US Holdings Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That, in lieu of a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, by written consent of the stockholders of said Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Directors deem it advisable and in the best interests of the Corporation and its shareholders to amend the Corporation’s Certificate of Incorporation in the form attached hereto (the “Certificate of Amendment”); and direct the Secretary of the Corporation, acting singly, to submit the proposed amendment to a vote of the shareholders of the Corporation.

That Article III of the Certificate of Incorporation of Emera US Holdings Inc. shall be deleted in its entirety and replaced with the following:

Article III

Capital Stock

The total number of shares of all classes of stock which the Corporation shall have authority to issue is: (i) Ten Thousand (10,000) shares of Common Stock with a par value of $0.10 per share (“Common Stock”); (ii) Ten Thousand (10,000) shares of Non-Voting Common Stock with a par value of $0.10 per share (“Non-Voting Common Stock”); (iii) Ten Thousand (10,000) shares of Class A Preferred Stock with a par value of $0.10 per share (the “Class A Preferred Stock”); (iv) Ten Thousand (10,000) shares of Class B Preferred Stock with a par value of $0.10 per share (the “Class B Preferred Stock”); (v) Ten Thousand (10,000) shares of Class C Preferred Stock with a par value of $0.10 per share (the “Class C Preferred Stock”); (vi) Ten Thousand (10,000) shares of Class D Preferred Stock with a par value of $0.10 per share (the “Class D Preferred Stock”) (vii) Ten Thousand (10,000) shares of Class E Preferred Stock with a par value of $0.10 per share (the “Class E Preferred Stock”); (viii) Ten Thousand (10,000) shares of Class F Preferred Stock with a par value of $0.10 per share (the “Class F Preferred Stock”); (ix) Ten Thousand (10,000) shares of Class G Preferred Stock with a par value of $0.10 per share (the “Class G Preferred Stock”); (x) Ten Thousand (10,000) shares of Class H Preferred Stock with a par value of $0.10 per share (the “Class H Preferred Stock”); Ten Thousand (10,000) shares of Class I Preferred Stock with a par value of

$0.10 per share (the “Class I Preferred Stock”); Ten Thousand (10,000) shares of Class J Preferred Stock with a par value of $0.10 per share (the “Class J Preferred Stock”); Ten Thousand (10,000) shares of Class K Preferred Stock with a par value of $0.10 per share (the “Class K Preferred Stock”); Ten Thousand (10,000) shares of Class L Preferred Stock with a par value of $0.10 per share (the “Class L Preferred Stock”); and Five Thousand Five Hundred and Eighty (5,580) shares of Class M Preferred Stock with a par value of $0.10 per share (the “Class M Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

1.	The rights, privileges, conditions and restrictions applicable to the Common Stock of the Corporation

a)

Voting Privileges. The holders of the Common Stock shall be entitled to receive notice of and to attend meetings of the shareholders of the Corporation, and shall be entitled to one (1) vote for each share of Common Stock held.

b)	Par Value. The Common Stock shall have a par value of $0.10 per share.

c)

Dividends. The holders of the Common Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, such dividends as the Board of Director of the Corporation may from time to time declare on the Common Stock, provided always that such dividend shall be paid on a pro-rata basis with the Non-Voting Common Stock, based on the number of shares held by each holder of Voting Common Stock and Non-Voting Common Stock.

d)

Priority on Dissolution. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, the holders of the Common Stock shall be entitled to receive the property or assets of the Corporation on a pro-rata basis with the holders of the Non-Voting Common Stock, based on the number of shares held by each holder of Common Stock and Non-Voting Common Stock, subject to the rights of any holders of shares with priority over the Common Stock and Non-Voting Common Stock.

2.	The rights, privileges, conditions and restrictions applicable to the Non-Voting Common Stock of the Corporation

a)	Voting Privileges. The holders of the Non-Voting Common Stock shall not be entitled to vote at meetings of the shareholders of the Corporation nor to attend or receive notice of such meetings.

b)	Par Value. The Non-Voting Common Stock shall have a par value of $0.10 per share.

c)

Dividends. The holders of the Non-Voting Common Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, such dividends as the Board of Director of the Corporation may from time to time declare on the Non-Voting Common Stock, provided always that such dividend shall be paid on a pro-rata basis with the Common, based on the number of shares held by each holder of Common Stock and Non-Voting Common Stock.

d)

Priority on Dissolution. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, the holders of the Non-Voting Common Stock shall be entitled to receive the property or assets of the Corporation on a pro-rata basis with the holders of the Common Stock, based on the number of shares held by each holder of Common Stock and Non-Voting Common Stock, subject to the rights of any holders of shares with priority over the Common Stock and Non-Voting Common Stock.

3.

The rights, privileges, conditions and restrictions applicable to the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock, Class E Preferred Stock, Class F Preferred Stock, Class G Preferred Stock, Class H Preferred Stock, Class I Preferred Stock of the Corporation, Class J Preferred Stock of the Corporation, Class K Preferred Stock of the Corporation, Class L Preferred Stock of the Corporation, and Class M Preferred Stock of the Corporation (collectively the “Preferred Stock”)

a)

Preferred Stock. The Preferred Stock shall be non-voting redeemable stock with a par value of $0.10 per share and all classes of Preferred Stock shall rank pari passu with each other, both as regards to dividends and to return of capital, and all classes of Preferred Stock shall rank in priority to the Common Stock and Non-Voting Common Stock of the Corporation, but shall not confer any further right to participate in profits or assets. The Classes of Preferred Stock shall be issued in the following original principal amounts: (i) Class A Preferred Stock shall have an original principal amount of $500,000,000USD; (ii) Class B Preferred Stock shall have an original principal amount of $750,000,000USD; (iii) Class C Preferred Stock shall have an original principal amount of $750,000,000USD; (iv) Class D Preferred Stock shall have an original principal amount of $1,250,000,000USD; (v) Class E shall have an original principal amount of $144,562,500USD; (vi) Class F shall have an original principal amount of $150,000,000USD; (v) Class G shall have an original principal amount of $20,645,500USD; (vi) Class H shall have an original principal amount of $570,000,000USD; (vii) Class I shall have an original principal amount of $53,000,000USD; (viii) Class J shall have an original principal amount of $360,537,954.09USD; (ix) Class K shall have an original principal amount of $124,020,000USD; Class L shall have an original principal amount of $570,000,000USD; and Class M shall have an original principal amount of $55,800,000USD.

b)

Class A Preferred Dividends. The holders of the Class A Preferred stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 2.74 percent (the “Class A Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class A Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class A Dividend Payment Date of any year must be paid on the immediately following Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class A Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (” Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non- Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class A Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class A Preferred Stock outstanding shall have been declared and paid. Dividends on the Class A Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

c)

Class B Preferred Dividends. The holders of the Class B Preferred stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 3.33 percent (the “Class B Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class B Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class B Dividend Payment Date of any year must be paid on the immediately following Class B Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class B Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class B Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class B Preferred Stock outstanding shall have been declared and paid. Dividends on the Class B Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

d)

Class C Preferred Dividends. The holders of the Class C Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 4.85 percent (the “Class C Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class C Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid at the prior Class C Dividend Payment Date of any year must be paid on the immediately following Class C Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class C Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class C Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class C Preferred Stock outstanding shall have been declared and paid. Dividends on the Class C Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

e)

Class D Preferred Dividends. The holders of the Class D Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 5.38 percent (the “Class D Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class D Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class D Dividend Payment Date of any year must be paid on the immediately following Class D Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class D Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class D Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class D Preferred Stock outstanding shall have been declared and paid. Dividends on the Class D Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

f)

Class E Preferred Dividends. The holders of the Class E Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 5.44 percent (the “Class E Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class E Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class E Dividend Payment Date of any year must be paid on the immediately following Class E Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class E Preferred Share

Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class E Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class E Preferred Stock outstanding shall have been declared and paid Dividends on the Class E Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

g)

Class F Preferred Dividends. The holders of the Class F Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 3.16 percent (the “Class F Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class F Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class F Dividend Payment Date of any year must be paid on the immediately following Class F Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class F Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class F Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class F Preferred Stock outstanding shall have been declared and paid. Dividends on the Class F Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

h)

Class G Preferred Dividends. The holders of the Class G Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 1.85 percent (the “Class G Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class G Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class G Dividend Payment Date of any year must be paid on the immediately following Class G Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class G Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class G Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class G Preferred Stock outstanding shall have been declared and paid. Dividends on the Class G Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

i)

Class H Preferred Dividends. The holders of the Class H Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share which is equal to the applicable interest rate payable on the $570,000,000USD original principal amount outstanding pursuant to the interest bearing promissory note issued by EUSHI Finance, Inc. in favor of Emera Incorporated dated on or about June 21, 2019 (the “Class H Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class H Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class H Dividend Payment Date of any year must be paid on the immediately following Class H Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class H Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non- Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class H Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class H Preferred Stock outstanding shall have been declared and paid. Dividends on the Class H Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

j)

Class I Preferred Dividends. The holders of the Class I Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share which is equal to the applicable federal mid-term rate, with annual compounding (as prescribed under Section1274(d) of the Internal Revenue Code), published for July of 2019 (the “Class I Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class I Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class I Dividend Payment Date of any year must be paid on the immediately following Class I Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class I Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non- Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class I Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class I Preferred Stock outstanding shall have been declared and paid. Dividends on the Class I Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

k)

Class J Preferred Dividends. The holders of the Class J Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 1.87 percent (the “Class J Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class J Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class J Dividend Payment Date of any year must be paid on the immediately following Class J Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class J Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class J Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class J Preferred Stock outstanding shall have been declared and paid. Dividends on the Class J Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

l)

Class K Preferred Dividends. The holders of the Class K Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 1.87 percent (the “Class K Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class K Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class K Dividend Payment Date of any year must be paid on the immediately following Class K Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class K Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class K Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class K Preferred Stock outstanding shall have been declared and paid Dividends on the Class K Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

m)

Class L Preferred Dividends. The holders of the Class L Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 4.54 percent (the “Class L Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class L Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class L Dividend Payment Date of any year must be paid on the immediately following Class L Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class L Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors, No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class L Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class L Preferred Stock outstanding shall have been declared and paid. Dividends on the Class L Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

n)

Class M Preferred Dividends. The holders of the Class M Preferred Stock shall be entitled to receive and the Corporation shall pay to them, as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the dividends, a preferential, cumulative dividend, at a rate per share of 0.10 percent (the “Class M Preferred Share Coupon Yield”). Dividends shall be paid semi-annually on the following dates: June 15 and December 15 (individually each a “Class M Dividend Payment Date”), or on such other date or dates as the Board of Directors may determine, provided that any dividends accrued and unpaid on the prior Class M Dividend Payment Date of any year must be paid on the immediately following Class M Dividend Payment Date in such year, and shall be payable in cash, calculated and payable in United States dollars, which will accumulate and be calculated daily on an actual over 365 day count convention, at the Class M Preferred Share Coupon Yield applied on an annual basis to the Redemption Amount (as defined below). In addition, the Board of Directors of the Corporation may, at any time and from time to time, declare out of the monies of the Corporation properly applicable to the dividends, a special dividend (“Special Dividend”) in such amount per share as may be determined by the Board of Directors. No dividend shall at any time be declared or paid or set aside for the Common Stock, Non-Voting Common Stock or any part thereof for any fiscal year or for any other stock of the Corporation ranking junior or pari passu to the Class M Preferred Stock, unless the preferential dividend for such fiscal year or all prior years on all the Class M Preferred Stock outstanding shall have been declared and paid. Dividends on the Class M Preferred Stock shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

o)

Liquidation, Dissolution or Winding Up. Upon the winding up or dissolution of the Corporation whether voluntary or involuntary or for reorganization or otherwise or upon any distribution of capital, no payment or distribution shall be made to the holders of the Common Stock, Non-Voting Common Stock or any other classes of shares of the Corporation ranking junior or pari passu to the Preferred Stock with respect to the payment of dividends until there has been paid to the holders of all of the Preferred Stock one hundred percent (100%) of the Redemption Price (as defined below), but subject to this provision, the surplus assets, if any, shall belong to and be divided among the holders of the Common Stock and Non-Voting Common Stock of the Corporation only. If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this subsection, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

p)	Voting. The holders of the Preferred Stock shall not be entitled to vote at meetings of the shareholders of the Corporation nor to attend or receive notice of such meetings.

q)

Redemption. Preferred Stock may be redeemed by the Corporation at any time in cash at a redemption price equal to the outstanding original principal amount of the Preferred Stock to be redeemed as of the date of the Redemption, calculated on a per share basis (the “Redemption Amount”), together with any dividends accumulated on the Preferred Stock to be redeemed, but undeclared or declared but unpaid through the date of payment (cumulatively, the “Redemption Price”), by providing seven (7) days written notice to the holders of the Preferred Stock, provided redemptions shall be subject to applicable limitations under the Delaware General Corporate Law (“DGCL”).

r)

Required Redemption. Any holder of Preferred Stock may require the Corporation to redeem its shares at any time in cash, to the extent permitted under the DGCL, at its Redemption Price, as calculated above, by providing seven (7) days written notice to the Corporation, provided redemptions shall be subject to applicable limitations under the DGCL.

s)	Not Convertible. The Preferred Stock is not convertible into any other class of shares of the Corporation.

SECOND: That thereafter, in lieu of a special meeting of the stockholders, by unanimous written consent of the holders of all of the outstanding shares of the Corporation, said shares were voted in favor of the Amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 9th day of December, 2020.

[Separate signature page follows]

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

(Continued)

/s/ Stephen D. Aftanas
Printed Name:	Stephen D. Aftanas
Its:	Secretary

12